Exhibit 99.1

GeneDx Reports Second Quarter 2026 Financial Results
•Reported second quarter 2026 revenue of $114.4 million, including $100.3 million in exome and genome revenue
•Reported exome and genome volume growth of 32% year-over-year
•Reported adjusted gross margin(1) of 70% and adjusted net income(1) of $0.4 million
•Reiterating full year 2026 revenue guidance of $475 to $490 million with exome and genome volume growth of at least 30%
•Hosting conference call today at 4:30 p.m. ET

GAITHERSBURG, Md., August 3, 2026 — GeneDx Holdings Corp. (Nasdaq: WGS), the leader in rare disease diagnosis and improving health through the power of genomic data, today reported its financial results for the second quarter of 2026.
“Our team’s unwavering focus and agility drove a strong second quarter. By delivering healthy revenue, volume, and gross margin growth, we successfully navigated our return to profitability” said Katherine Stueland, CEO of GeneDx. “We are managing the transition to genome testing, making progress on each of our key imperatives — optimizing unit economics, growing utilization, and delivering the best products at unmatched scale — while continuing to extend our industry-leading position in both exome and genome testing to reach as many patients and families as soon as possible.”

Second Quarter 2026 Financial Results (Unaudited)(1)
Revenue
•Revenue grew to $114.4 million, an increase of 11% year-over-year.
•Exome and genome test revenue grew to $100.3 million, an increase of 17% year-over-year.
Exome and genome volume
•Exome and genome test result volume grew to 30,785, an increase of 32% year-over-year.
Gross margin
•Adjusted gross margin of 70% in the second quarter of 2026 is up from 69% in the first quarter of 2026 and compares to 71% in the second quarter of 2025.
◦GAAP gross margin was 68%.
Operating expenses
•Adjusted total operating expenses were $80.3 million, representing 70% of revenue.
◦Total GAAP operating expenses were $95.7 million.
Net income
•Adjusted net income was $0.4 million, up $8.6 million from the first quarter of 2026 and compared to adjusted net income of $16.4 million in the second quarter of 2025.
◦GAAP net loss was $17.7 million.

Cash position
•Cash, cash equivalents, marketable securities and restricted cash was $133.5 million as of June 30, 2026.
•On August 3, 2026, the Company amended and restated its existing loan agreement with Blackstone, adding an additional $50.0 million term loan facility and increasing the aggregate principal amount available under the facility to $150.0 million. Concurrently, an affiliate of Blackstone agreed to purchase approximately $5.0 million of the Company’s Class A common stock at $61.00 per share in a private placement.
◦Combined with the cash, cash equivalents, marketable securities and restricted cash balance of $133.5 million as of June 30, 2026, the Company’s pro forma cash position following this transaction is approximately $188 million.
(1)Adjusted gross margin, adjusted total operating expenses and adjusted net income are non-GAAP financial measures. See appendix for a reconciliation of GAAP to non-GAAP figures presented.
GeneDx 2026 Guidance
GeneDx has reaffirmed its full year 2026 guidance and has provided guidance for the third quarter of 2026. Management expects GeneDx to deliver:

Metric	Full Year 2026 Guidance	Third Quarter 2026 Guidance
Revenue	$475 to $490 million	$122 to $124 million
Exome and genome volume	At least 30% growth	33,200 tests
Exome and genome revenue	At least 20% growth	$110 to $112 million
Adjusted gross margin	Approximately 70%	Approximately 70%
Adjusted net income	Positive	Approximately $2 million

Second Quarter 2026 and Recent Business Highlights
Strategic Expansion and Market Leadership
•Appointed Mark Gardner as President to lead GeneDx’s commercial and operations teams through the next phase of growth, with a focus on strengthening execution, scaling efficiently, and expanding the company’s leadership in genomic medicine.
•Launched redesigned exome and genome reports to streamline the delivery of genomic insights to non-genetics clinicians as part of a broader suite of customer experience improvements rolling out this summer.
Expanded Coverage for Exome and Genome
•Improved access to exome sequencing in Texas with new Medicaid coverage effective May 1, 2026, building on existing genome sequencing coverage in the state.
•Received California Medicaid (Medi-Cal) pricing for genome sequencing effective July 1, 2026, with pricing published at 100% of the Medicare rate. Coverage for genome sequencing in California was originally announced as effective November 1, 2025.
•Secured outpatient genome sequencing coverage from Carelon, the nation’s largest lab benefit manager, opening access to up to 56 million covered lives. The policy is effective June 14, 2026.
•Expanded the total number of state Medicaid programs covering outpatient exome and/or genome sequencing to 39 following Mississippi Medicaid’s announcement of coverage for both tests effective July 1, 2026.
Innovation and Clinical Leadership
•Contributed to 26 peer-reviewed publications, 41 conference presentations, and 50 abstracts in the first half of 2026, reflecting the depth and breadth of the Company’s scientific expertise and its commitment to moving the field forward.
Webcast and Conference Call Details
GeneDx will host a conference call today, August 3, 2026, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.

Non-GAAP Financial Measures
GeneDx believes non-GAAP measures are useful in evaluating its operating performance. GeneDx uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GeneDx believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, depreciation and amortization, restructuring costs, changes in the fair value of financial liabilities, non-core lease costs, and other expenses that the Company believes are not indicative of its ongoing operations. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our future performance and our market opportunity, including our expectations for full year and third quarter 2026 revenue, exome and genome revenue and test volumes, adjusted gross margin and adjusted net income. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) future expansion of insurance coverage for exome and genome testing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2026, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 4, 2026, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on August 3, 2026, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
GeneDx’s (Nasdaq: WGS) mission is to empower everyone to live their healthiest life through genomics. GeneDx combines unmatched clinical expertise, advanced technology, and the power of GeneDx Infinity™ – the world’s largest rare disease genomic dataset. This unparalleled foundation powers GeneDx’s ExomeDx™ and GenomeDx™ tests – ranked #1 by expert geneticists and granted FDA Breakthrough Device designation – enabling clinicians to deliver precise, fast, and actionable diagnoses. GeneDx Infinity also fuels discovery for biopharma, with the most powerful AI-driven genomic intelligence. A genomics pioneer over the last 25 years, diagnosing more than 4,800 genetic diseases and publishing more than 1,100 research publications, GeneDx is building the network that will drive the future of genomic precision medicine. For more information, visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume & Revenue

	2Q26	1Q26	4Q25	3Q25	2Q25
Volumes
Whole exome, whole genome	30,785	27,488	27,761	25,702	23,246
Other panels	32,057	27,729	31,281	34,514	34,510
Total	62,842	55,217	59,042	60,216	57,756

Revenue ($ millions)
Whole exome, whole genome	$100.3	$90.6	$104.0	$98.9	$86.0
Other panels	11.6	10.7	13.3	14.6	14.1
Data information	2.3	0.8	2.6	1.5	2.0
Software and interpretation services	0.2	0.2	1.1	1.7	0.6
Total	$114.4	$102.3	$121.0	$116.7	$102.7

Unaudited Select Financial Information

	Three months ended June 30, 2026
	Reported	Depreciation and amortization	Stock-based compensation	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$111,886	$—	$—	$—	$—	$—	$111,886
Other revenue	2,554	—	—	—	—	—	2,554
Total revenue	114,440	—	—	—	—	—	114,440
Cost of services	36,202	(1,726)	(561)	(47)	—	—	33,868
Gross profit	78,238	1,726	561	47	—	—	80,572
Gross margin	68.4%						70.4%
Research and development	19,656	(271)	(1,387)	(1,036)	—	—	16,962
Selling, general and administrative	76,037	(4,717)	(4,394)	(2,212)	—	(1,353)	63,361
(Loss) income from operations	(17,455)	6,714	6,342	3,295	—	1,353	249

Interest expense, net	(1,185)	—	—	—	—	1,185	—
Other income (expense), net	382	—	—	—	(220)	—	162
Income tax benefit	518	—	—	—	—	(518)	—
Net (loss) income	$(17,740)	$6,714	$6,342	$3,295	$(220)	$2,020	$411

Basic (loss) earnings per share(1)	$(0.60)						$0.01
Diluted (loss) earnings per share(1)	$(0.60)						$0.01

	Three months ended June 30, 2025
	Reported	Depreciation and amortization	Stock-based compensation	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$100,100	$—	$—	$—	$—	$—	$100,100
Other revenue	2,592	—	—	—	—	—	2,592
Total revenue	102,692	—	—	—	—	—	102,692
Cost of services	31,790	(1,389)	(193)	—	—	—	30,208
Gross profit	70,902	1,389	193	—	—	—	72,484
Gross margin	69.0%						70.6%
Research and development	15,079	(209)	(1,422)	—	—	—	13,448
Selling, general and administrative	46,863	(4,593)	(6,198)	(73)	—	6,937	42,936
Income from operations	8,960	6,191	7,813	73	—	(6,937)	16,100

Interest expense, net	(817)	—	—	—	—	817	—
Other income (expense), net	2,420	—	—	—	(2,181)	49	288
Income tax benefit	246	—	—	—	—	(246)	—
Net income	$10,809	$6,191	$7,813	$73	$(2,181)	$(6,317)	$16,388

Basic earnings per share(1)	$0.38						$0.57
Diluted earnings per share(1)	$0.36						$0.55
(1)Basic and diluted reported loss per share and Basic adjusted earnings per share are calculated based on 29,710,139 weighted average shares outstanding and Diluted adjusted earnings per share are calculated based on 30,144,132 weighted average shares outstanding for the three months ended June 30, 2026. Basic and diluted earnings per share are calculated based on 28,579,704 and 29,753,933 weighted average shares outstanding for the three months ended June 30, 2025, respectively.
(2)Other represents interest expense, net, income tax benefit and non-core lease costs for all periods presented. For the three months ended June 30, 2026, Other also includes costs related to legal reserves. For the three months ended June 30, 2025, Other includes transaction costs incurred in connection with the acquisition of Fabric Genomics and a sales-and-use tax refund.

Unaudited Select Financial Information

	Three months ended March 31, 2026
	Reported	Depreciation and amortization	Stock-based compensation	Restructuring costs	Change in FV of financial liabilities	Extinguishment of debt	Other(2)	Adjusted
Diagnostic test revenue	$101,299	$—	$—	$—	$—	$—	$—	$101,299
Other revenue	955	—	—	—	—	—	—	955
Total revenue	102,254	—	—	—	—	—	—	102,254
Cost of services	34,043	(1,462)	(380)	—	—	—	—	32,201
Gross profit	68,211	1,462	380	—	—	—	—	70,053
Gross margin	66.7%							68.5%

Research and development	19,804	(224)	(1,406)	(224)	—	—	—	17,950
Selling, general and administrative	74,591	(5,123)	(7,210)	(215)	—	—	(1,916)	60,127
Impairment loss	31,287	—	—	—	—	—	(31,287)	—

Loss from operations	(57,471)	6,809	8,996	439	—	—	33,203	(8,024)

Interest expense, net	(717)	—	—	—	—	—	717	—
Other (expense) income, net	(4,231)	—	—	—	(2,540)	6,565	—	(206)
Income tax expense	(897)	—	—	—	—	—	897	—
Net loss	$(63,316)	$6,809	$8,996	$439	$(2,540)	$6,565	$34,817	$(8,230)

Basic and diluted loss per share(1)	$(2.16)							$(0.28)
(1)Basic and diluted loss per share are calculated based on 29,335,126 weighted average shares outstanding for the three months ended March 31, 2026.
(2)For the three months ended March 31, 2026, Other represents interest expense, net, income tax expense and non-core lease costs, costs related to legal reserves, and impairment of goodwill and intangible assets associated with the Fabric Genomics acquisition.

GeneDx Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2026 (Unaudited)	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$60,317	$104,997
Marketable securities	72,231	66,285
Accounts receivable	83,610	74,370
Inventory, net	17,820	13,951
Prepaid expenses and other current assets	12,382	8,685
Total current assets	246,360	268,288
Operating lease right-of-use assets	33,535	23,412
Property and equipment, net	54,316	45,693
Goodwill	1,641	13,520
Intangible assets, net	141,350	168,481
Other assets(1)	4,284	4,316
Total assets	$481,486	$523,710
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$42,091	$57,645
Short-term lease liabilities	5,709	4,404
Other current liabilities	26,828	46,859
Total current liabilities	74,628	108,908
Long-term debt, net of current portion	96,836	48,176
Long-term lease liabilities	64,857	56,046
Other liabilities	71	1,641
Deferred taxes	873	757
Total liabilities	237,265	215,528
Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	3	3
Additional paid-in capital	1,698,427	1,680,738
Accumulated deficit	(1,454,551)	(1,373,495)
Accumulated other comprehensive income	342	936
Total stockholders’ equity	244,221	308,182
Total liabilities and stockholders’ equity	$481,486	$523,710
(1)Other assets includes $1.0 million of restricted cash as of both June 30, 2026 and December 31, 2025.

GeneDx Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue
Diagnostic test revenue	$111,886	$100,100	$213,185	$185,859
Other revenue	2,554	2,592	3,509	3,948
Total revenue	114,440	102,692	216,694	189,807
Cost of services	36,202	31,790	70,245	60,429
Gross profit	78,238	70,902	146,449	129,378
Research and development	19,656	15,079	39,460	27,656
Selling, general and administrative	76,037	46,863	150,628	97,313
Impairment loss	—	—	31,287	—
(Loss) income from operations	(17,455)	8,960	(74,926)	4,409

Non-operating (expense) income, net
Change in fair value of financial liabilities	220	2,181	2,760	1,081
Interest expense, net	(1,185)	(817)	(1,902)	(1,457)
Loss on extinguishment of debt	—	—	(6,565)	—
Other income (expense), net	162	239	(44)	448
Total non-operating (expense) income, net	(803)	1,603	(5,751)	72
(Loss) income before income taxes	(18,258)	10,563	(80,677)	4,481
Income tax benefit (expense)	518	246	(379)	(201)
Net (loss) income	$(17,740)	$10,809	$(81,056)	$4,280

Weighted-average shares outstanding of Class A common stock - Basic	29,710,139	28,579,704	29,523,669	28,365,018
Basic (loss) earnings per share, Class A common stock	$(0.60)	$0.38	$(2.75)	$0.15
Weighted-average shares outstanding of Class A common stock - Diluted	29,710,139	29,753,933	29,523,669	29,642,555
Diluted (loss) earnings per share, Class A common stock	$(0.60)	$0.36	$(2.75)	$0.14

GeneDx Holdings Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six months ended June 30,
	2026	2025
Operating activities
Net (loss) income	$(81,056)	$4,280
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	13,523	11,869
Stock-based compensation expense	15,338	11,796
Change in fair value of financial liabilities	(2,760)	(1,081)
Deferred tax expense	379	202
Change in third party payor reserves	(1,022)	5,014
Loss on extinguishment of debt	6,565	—
Impairment loss	31,287	—
Other	2,157	1,510
Change in operating assets and liabilities:
Accounts receivable	(9,240)	(9,889)
Inventory	(3,973)	(1,404)
Accounts payable and accrued expenses	(12,566)	7,199
Other assets and liabilities	(20,021)	(8,894)
Net cash (used in) provided by operating activities	(61,389)	20,602
Investing activities
Acquisition of business, net of cash acquired	—	(33,195)
Purchases of marketable securities	(29,065)	(30,770)
Proceeds from sales of marketable securities	2,272	—
Proceeds from maturities of marketable securities	20,475	26,705
Purchases of property and equipment and development of internal-use software	(16,567)	(8,498)
Net cash used in investing activities	(22,885)	(45,758)
Financing activities
Proceeds from long term debt, net of issuance costs	96,699	—
Proceeds from offerings, net of issuance costs	—	13,766
Proceeds from issuance of common stock from subscription agreements	476	—
Proceeds from issuance of common stock pursuant to employee stock purchase plan	1,793	1,262
Exercise of stock options	58	800
Repayment of long-term debt, including prepayment penalty - Perceptive	(54,000)	—
Repayment and principal payments for long-term debt - DECD	(4,447)	(602)
Finance lease principal payments	(984)	(1,162)
Net cash provided by financing activities	39,595	14,064
Net decrease in cash, cash equivalents and restricted cash	(44,679)	(11,092)
Cash, cash equivalents and restricted cash, at beginning of period	105,989	86,202
Cash, cash equivalents and restricted cash, at end of period (1)	$61,310	$75,110

Supplemental disclosures of cash flow information
Cash paid for interest	$3,813	$3,210
Cash paid for taxes	$2,221	$920
Lease liability from obtaining right-of-use asset	$12,086	$—
Purchases of property and equipment in accounts payable and accrued expenses	$3,154	$5,752
(1)Cash, cash equivalents and restricted cash as of June 30, 2026 excludes marketable securities of $72.2 million.